UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4,  2010

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

         West Virginia                                                            No. 0-16587                                                                   55-0672148
       (State or other jurisdiction of                                  (Commission File Number)                                               (I.R.S. Employer
         incorporation or  organization)                                                                                                                                                       Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2010, the Compensation and Nominating Committee of the Board of Directors (the “Committee”) of Summit Financial Group, Inc. (the “Company”) met to review the performance of the Company in 2009, to establish the President and Chief Executive Officer’s base salary and the other named executed officer’s base salaries for 2010, and to determine whether to grant options to the Company’s named executive officers under the Company’s Officer Stock Option Plan.

The Company and its Chief Executive Officer, H. Charles Maddy, III, extended the term of Mr. Maddy’s Employment Agreement dated March 4, 2005, for an additional year until March 4, 2013.  A copy of the First Amendment to the Amended and Restated Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company’s named executive officers are: Mr. H. Charles Maddy, III, President and Chief Executive Officer; Mr. C. David Robertson, Co-Chairman of the Board of  Summit Community Bank; and  Mr. Ronald F. Miller, President and Chief Executive Officer of Summit Community Bank. The Company reported all of these individuals as named executive officers in its 2009 proxy statement.

The Company’s Executive Compensation program consists of three basic components: (1) salaries; (2) annual incentive compensation; and (3) long-term incentive compensation pursuant to the Officer Stock Option Plan. The Committee is responsible for the administration of the Company’s Executive Compensation programs, which includes establishing base salary levels, awarding bonuses under the Company’s incentive compensation plans and awarding stock options under the Company’s Officer Stock Option Plan.

Base Salaries
 The Company has entered into employment agreements with Messrs. Maddy, Miller, and Robertson (the “Employment Agreements”).  The Employment Agreements establish a base salary for each individual and the Committee has the authority to annually adjust such base salaries based upon an evaluation of each individual’s performance.

The Committee did not increase the base salaries of the named executive officers for 2010. In  2010, the named executive officers base salaries are as  follows:
Mr. Maddy - $397,500; Mr. Robertson - $190,000; and Mr. Miller – $190,000.

These base salary amounts have remained unchanged since 2008.

Annual Incentive Compensation

In February, 2009, the Company suspended indefinitely its incentive compensation plans.

Long-Term Incentive Compensation

Under the Officer Stock Option Plan, the Company may award stock options to qualified officers of the Company and its subsidiaries for up to 350,000 shares of Summit common stock, of which up to 100,000 shares may be issued as qualified stock options.  Each option granted under the Plan must have an exercise price of no less than the fair market value of the Company’s common stock as of the date of the grant. The Committee awarded no options to the CEO or the other Named Executive Officers for 2010 under the Stock Option Plan. The Committee approved 10,000 options to be awarded to any non-executive officers by the Chief Executive Officer, in his discretion.

Section 9 – Financial Statements and Exhibits

ITEM 9.01.                                Financial Statements and Exhibits

(d)	Exhibits

10.1	First Amendment to the Amended and Restated Employment Agreement between Summit Financial Group, Inc. and H. Charles Maddy, III.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                  SUMMIT FINANCIAL GROUP, INC.

Date:   February 10, 2010                                                                       By:                /s/  Julie R. Cook
                                                                                                    Julie R. Cook
                                                                                                                                  Vice President &
                                                                                                                       Chief Accounting Officer